        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER INTERMEDIATE INCOME SECURITIES
        10f-3 transactions for the period April 1, 2000- June 30, 2000


                                                                               TOTAL
                                                                               ISSUED/
                                 DATE       PRICE     AMOUNT          % of     PRINCIPAL        PURCHASED
SECURITY                         PURCHASED  SHARE     PURCHASED       Assets   AMOUNT           BY FUND     BROKER(S)

Dominion Resources             06/21/00   $ 99.903   $2,000,000       1.767%    $700,000,000.00 0.286%      Merrill Lynch
